Exhibit 17.1


                                  ALDO ROTONDI
                             704 Mara St., Suite 215
                     Point Edward, Ontario, Canada, N7V 1X4


                                                               December 13, 2004


VIA FACSIMILE
AND OVERNIGHT DELIVERY

Mr. Joel Gardner; President
Megola Inc.
446 Lyndock St., Suite 102
Corunna, Ontario N0N 1G0



Dear Joel:

I hereby resign as a director of Megola Inc. ( the "Company") effective immediately, to leave a vacancy to be filled by Mr. Don Greer as new Director for the Company.

I have no disagreement with the Company on any matter relating to the Company's operations, policies or practices and I look forward in continuing to assist the Company as it pertains to Business Development.


                                                         Very truly yours,

                                                         /s/ Aldo Rotondi
                                                         -----------------------
                                                             Aldo Rotondi